Exhibit 5


                                March 2, 1994



Bangor Hydro-Electric Company
33 State Street
Bangor, Maine  04401

          Re: Registration Statement on Form S-3
              Registration No. 33-
              -----------------------------------

Gentlemen:

This opinion and consent is furnished by me as counsel for Bangor Hydro-Electric Company (the "Company"), to be included as Exhibit 5 of the Company's Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on March 2, 1994. The Registration Statement covers the registration of 899,875 shares of the Company's Common Stock, $5 par value, to be issued and sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") between the Company and Smith Barney Shearson Incorporated.

I have examined such corporate records, certificates and other documents pertaining to the Company and have reviewed such questions of law as I consider necessary and appropriate in order to render this opinion. On the basis of such examination and review, I am of the opinion that:

1. The Company is a legally organized and validly existing corporation under the laws of the State of Maine.

2. The execution, delivery and performance by the Company of the Underwriting Agreement has been duly authorized by appropriate corporate action.

3. The issuance of the 899,875 shares of Common Stock has been duly authorized, and upon the effectiveness of the Registration Statement and the sale and delivery pursuant to the Underwriting Agreement of the Common Stock and the share certificates representing them, the shares of Common Stock will be validly and legally authorized and issued, fully paid and non-assessable.

I hereby give my consent to the use of my name wherever it appears in the above mentioned Registration Statement and the related Prospectus, as the same has been or may hereafter be amended.

                              Very truly yours,

                              /s/ Frederick S. Samp

                              Frederick S. Samp
                              General Counsel